UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

VORTEX RESOURCES CORP.
(Name of Registrant As Specified In Its Charter)

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  VORTEX RESOURCES CORP.
9107 Wilshire Blvd., Suite 450
Beverly Hills, California 90210
(310) 461-3559

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

To our Stockholders:

This Information Statement is to be mailed on or about *, 2008 to the stockholders of record on December 2, 2008 (the “Record Date”) of Vortex Resources Corp., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the stockholders of the Company holding a majority of the votes entitled to be cast regarding such actions, dated as of November 24, 2008.  The actions to be taken pursuant to the written consent shall be taken on or about *, 2008, approximately 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

Beverly Hills, California
Date: *, 2008

By Order of the Board of Directors, /s/ Robin Ann Gorelick Robin Ann Gorelick Company Secretary

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF  STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 24, 2008

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent, dated November 24, 2008, by the stockholders of the Company holding a majority of the votes of the Common Stock of Vortex Resources Corp. (the “Company”), outstanding and entitled to vote, in lieu of a special meeting of the stockholders.  The following actions will be taken on or about *, 2008:

1.
AMENDING THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF ONE (1) FOR 100 (THE “REVERSE SPLIT”), WHICH SUCH REVERSE SPLIT WILL NOT IMPACT THE COMPANY’S AUTHORIZED SHARES OR PAR VALUE.

OUTSTANDING SHARES AND VOTING RIGHTS

As of November 24, 2008, the Company's authorized capitalization consisted of 400,000,000 shares of Common Stock, of which 82,605,815 shares were issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares were issued and outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Under Delaware law, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of stockholders can be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders.

The following shareholders consented to the Proposals in a written consent in lieu of a meeting, which has the effect, under Delaware Law, of a vote of a majority of the votes attributable to the outstanding shares of Common Stock:

Name	Number of Common Shares
PMFT Holdings, Ltd.	14,500,000
Corporate Group Services Ltd.	15,000,000
Mehmet Haluk Undes	6,877,582
Mete Aydin	6,250,000

TOTAL	42,627,582

Accordingly, stockholders of the Company holding a majority of the votes of the Common Stock of the Company, outstanding on the Record Date, and entitled to vote in lieu of a special meeting of the stockholders, approved the proposal in a written consent in lieu of a meeting.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the votes of the Company’s outstanding Common Stock entitled to vote on the Proposal.

A majority of the votes attributable to the Company’s outstanding Common Stock were cast in favor of the Proposal outlined in this Information Statement, which action is expected to take place on or about *, 2008, consisting of the approval to effect a reverse stock split of all of the outstanding shares of Common Stock of the Company at a ratio of one (1) for 100 (the “Proposal”).

WHO IS ENTITLED TO NOTICE?

Shareholders of record as of the Record Date of outstanding shares of Common Stock will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held votes constituting in excess of fifty percent (50%) of the votes attributable to the Company's outstanding shares of Common Stock consented to the Proposal. Under Delaware corporate law, and pursuant to the provisions of the Company’s Restated Certificate of Incorporation, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the votes of the outstanding Common Stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The votes of the capital stock entitled to vote on the proposals consists of the votes attributable to the outstanding shares of Common Stock, each of which is entitled to one (1) vote per share. As of the date of the shareholder consent, 82,605,815 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of the votes attributable to our outstanding Common Stock have consented in writing to the following Proposal:

1.
AMENDING THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF ONE (1) FOR 100 (THE “REVERSE SPLIT”), WHICH SUCH REVERSE SPLIT WILL NOT IMPACT THE COMPANY’S AUTHORIZED SHARES OR PAR VALUE.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the votes attributable to the shares of our Common Stock outstanding on the date of the shareholder consent is required for approval of the Proposal. Shareholders holding a majority of the votes attributable to the outstanding shares of Common Stock consented to the Proposal, which has the effect, under Delaware Law, of a vote of a majority of the votes attributable to the outstanding shares of Common Stock.
STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of November 24, 2008, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock
Yossi Attia	820,399	*
Robin Ann Gorelick	0	*
Stewart Reich **	100,000	*
Darren C. Dunkel **	0	*
Mace K. Miller **	0	*
Gerald Schaffer **	0	*
Mike M. Mustafoglu **	0	*
Atia Family Trust	820,399	*
Sully LLC	9,550,000	11.56%
Beacon Financial Corp.	9,500,000	11.50%
PMFT Holdings, Ltd.	15,000,000	18.16%
Corporate Group Services Ltd.	15,000,000	18.16%
Mehmet Haluk Undes	6,877,582	8.33%
Mete Aydin	6,250,000	7.57%

All executive officers and directors as a group (consisting of 7 individuals)	920,399	1.11%

* less than 1.00% ** Executive officer and/or director of the Company.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of November 24, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 82,605,815 shares of Common Stock outstanding on November 24, 2008.

(2) Includes an option to purchase 100,000 shares of common stock at an exercise price of $4.21 per share. 25,000 options vest on April 13, 2004, 25,000 options vest on April 13, 2005, 25,000 options vest on April 13, 2006, while 25,000 options vest on April 13, 2007

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
EFFECT A REVERSE STOCK SPLIT

On November 24, 2008, the Company’s board of directors voted to approve a reverse split of all outstanding shares of the Company's Common Stock at a ratio of 1 for 100 (the “Reverse Stock Split”) and recommend the Reverse Stock Split to its stockholders for their approval.  On November 24, 2008, by written consent of the shareholders holding a majority of the voting power of the Common Stock the Reverse Stock Split was approved.

Upon the effectiveness of the Reverse Stock Split, each issued and outstanding share of Common Stock automatically will be changed into a fraction of a share of Common Stock at a ratio of 1 for 100.  The par value of the Common Stock will remain unchanged at $0.001 per share, and the number of authorized shares of Common Stock will remain unchanged.  Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole number.  The reverse stock split will become effective upon filing the amendment to the Company's Restated Articles of Incorporation with the Secretary of State of the State of Delaware.

Reasons for the Reverse Stock Split

The Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios.  Further, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced or penny stocks.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of these policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commission on a sale of lower priced stock also may represent a higher percentage of the sale price than the brokerage commission on a higher priced issue.  Any reduction in brokerage commissions resulting from a reverse stock split may be offset, however, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by the reverse stock split.

In evaluating the reverse stock split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits.  These factors include the negative perception of reverse stock spits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels.  The Board, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Company's Common Stock.  However, the effect of any reverse stock split upon the market price of the Company's Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied.  The Company cannot assure you that the trading price of the Company's Common Stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the reverse stock split. Also, as stated above, the Company cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of the Company's Common Stock.  The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Stockholders

Upon effectiveness of the reverse stock split, the number of shares of Common Stock held by each stockholder will be reduced by dividing the number of shares held immediately before the reverse stock split by 100, and then rounding up to the nearest whole share.  The reverse stock split will affect the Company's Common Stock uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Effect on Options, Warrants and Other Securities

All outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities.  In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio determined by the Board.  Also, the number of shares reserved for issuance under the Company's existing stock option plans will be reduced proportionally based on such ratio.

Other Effects on Outstanding Shares

When the reverse stock split is implemented, the rights of the outstanding shares of Common Stock will remain the same after the reverse stock split.

The reverse stock split may result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act.  The proposed reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act.

Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of the Company's Common Stock as designated by the Company's Articles of Incorporation, as amended.  Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares remaining available for issuance of the Company's Common Stock will increase.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

As of the effective date of the reverse stock split, each certificate representing shares of the Company's Common Stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the reverse stock split.  All options, warrants, convertible debt instruments and other securities will also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, stockholders and holders of securities convertible into the Company's Common Stock will be notified of the effectiveness of the reverse split.  Stockholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates.  Instead, the holder of the certificate will be contacted.

No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share.  Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with any reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Company's Common Stock will remain unchanged at $0.001 per share after the reverse stock split.  Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete.  It does not discuss any state, local, foreign or minimum income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively.  This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split.  The aggregate tax basis of the shares received in the reverse stock split would be the same as the stockholder's aggregate tax basis in the shares exchanged.  The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

The Company's beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

Vote Required; Manner of Approval

Approval to effect a reverse stock split requires, under the General Corporation Law of the State of Delaware, unless the articles of incorporation of the Company provide otherwise, the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company, and the affirmative vote of each class of stock.   Shareholders holding a majority of the votes attributable to the outstanding shares of Common Stock consented to the Proposal, which has the effect, under Delaware Law, of a vote of a majority of the votes attributable to the outstanding shares of Common Stock.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB, 10-QSB and 10-Q with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

Beverly Hills, California *, 2008	By Order of the Board of Directors, /s/ Robin Ann Gorelick Robin Ann Gorelick Company Secretary